UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2013

CHINA EDUCATION ALLIANCE, INC.

 (Exact name of registrant as specified in its charter)

North Carolina	000-52092	56-2012361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China	150090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this amendment to the Form 8-K filed on March 20, 2013 to add additional disclosure and to include as an exhibit a letter, dated March 27, 2013, from Sherb & Co, LLP to the Securities and Exchange Commission in response to the Company’s disclosure on the Form 8-K dated March 20, 2013.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b)        On March 16, 2013, we received a letter from the Securities and Exchange Commission dated March 15, 2013 informing us that the Chief Accountant of the Commission had received a PCAOB Form 3 report issued by our former independent accountant, Sherb & Co., LLP (“Sherb”) stating that it had notified us on February 14, 2013 that it was not in technical compliance with the concurring partner rotation rules of Auditing Standard No. 7 (“Sherb Letter”) and consequently, Sherb’s audit report dated April 12, 2011 on the financial statements for the years ended December 31, 2010 and 2009 could not be relied upon.

Contrary to Sherb’s assertion, we had not received the Sherb Letter nor had we, prior to being notified by the Commission, been informed of Sherb’s non-compliance.

Upon written request, we obtained a copy of the Sherb Letter dated January 31, 2013 on March 20, 2013. The Sherb Letter stated that Sherb was not in technical compliance with the concurring partner rotation rules of the PCAOB on certain prior audit and review engagements that they performed. The engagements affected were the audit for the year ended December 31, 2010 and the reviews for the interim periods ended March 31, 2010, June 30, 2010, September 30, 2010, March 31, 2011, June 30, 2011 and September 30, 2011. As a result of the foregoing, Sherb stated that we may no longer place reliance on their audit report and review for such periods.

Our Board of Directors has not discussed with Sherb the matters disclosed in the filing pursuant to this Item 4.02(b). However, our Board of Directors and management continue to believe that the affected audit and reviewed reports fairly present, in all material aspects, our financial condition and results of operations as of the end of and for the periods presented.

(c)        We have provided Sherb with a copy of this Form 8-K representing our response to Item 4.02(b) of Form 8-K on the same day as the filing of this Report on Form 8-K with the Securities and Exchange Commission (the "SEC"). We have requested that Sherb furnish us with a letter addressed to the SEC stating whether Sherb agrees with the statements made by us in response to Item 4.02(b) and, if not, stating the respects in which it does not agree. We received such a letter from Sherb on March 27, 2013. The letter is being filed as an exhibit to this report and is incorporated herein by reference.

In the fourth paragraph of the letter dated March 27, 2013, Sherb states that it disagrees with the date we stated that we were advised of the compliance issue. Sherb also stated that it sent two registered letters (USPS Registration # RE955440165US and # RE955440179US) to us, one to our CEO Xiqun Yu, and one to our CFO Cloris Li on January 31, 2013 and the United State Postal Service (800-222-1811) confirmed that these letters were delivered on February 14 and 15, 2013. Sherb further stated it also sent a letter via Fedex (FedEx Tracking #794648589138) to our new auditor, Albert Wong & Co., Hong Kong, on January 31, 2013, which was confirmed delivered on February 4, 2013. We do not agree with Sherb’s statements above and would like to reiterate our position that during the period when Sherb served as our independent registered public accounting firm and until being notified by the Commission, Sherb had never notified us of any incompliance with the rules of PCAOB. We reserve the right to take actions against Sherb on behalf of our shareholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
7.1	Letter dated March 27, 2013 from Sherb & Co, LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: March 29, 2013	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer